                                   EXHIBIT 2.2

                          AMENDMENT NO. 1 TO AGREEMENT
                             DATED NOVEMBER 18, 1993


          This AMENDMENT NO. 1 TO AGREEMENT DATED NOVEMBER 18, 1993, ("Amendment") is made and entered into this 12th day of October, 1995, by and among Mental Health Management, Inc., a Delaware corporation (which is a successor by merger to a Virginia corporation having the same name) ("MHM") and the former members of ICH Services, L.L.C., a Delaware limited liability company ("ICH") listed on SCHEDULE A hereto (collectively, the "Former ICH Members").

          WHEREAS, MHM, ICH and the Former ICH Members are all of the parties to that certain Agreement dated November 18, 1993 (the "Agreement"), pursuant to which MHM purchased from ICH certain assets of ICH;

          WHEREAS, the assets of ICH acquired by MHM are currently held and operated by MHM Extended Care Services, Inc., a Delaware corporation and wholly owned subsidiary of MHM ("ECS");

          WHEREAS, ICH filed a Certificate of Cancellation with the Office of the Secretary of State of the State of California on July 6, 1994, the effect of which was to dissolve ICH;

          WHEREAS, in connection with the acquisition by ECS on July 7, 1995 of certain assets of Supportive Counseling Care, a Professional Corporation, (i) ECS issued to Murray I. Firestone, Ph.D. a warrant to purchase 9% of the Common Stock of ECS, in the form attached hereto as EXHIBIT A (the "Warrant") and (ii) ECS entered into a related Repurchase Agreement with Dr. Firestone, in the form attached hereto as EXHIBIT B (the "Repurchase Agreement"), pursuant to which the holder of the Warrant has the right to require ECS to purchase the Warrant on the last day of the initial or extended term of the Warrant at its Fair Market Value (as defined in the Repurchase Agreement); it being understood that ECS and Dr. Firestone are negotiating an amendment to the Repurchase Agreement to clarify the definition of such defined term; and

          WHEREAS, in connection with the issuance of such Warrant and taking into account the benefits expected to inure from the proposed acquisition to the Operations (as defined in the Agreement) and the dilution that would result from the Warrant, MHM and the Former ICH Members desire to amend the Agreement to adjust the additional consideration that the Former ICH Members may become entitled to receive under Section 3 of the Agreement;

          NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1.   AMENDMENT TO SECTION 3 OF THE AGREEMENT.

               (a) Subparagraph 3(a) of the Agreement is hereby amended by deleting the second sentence thereof in its entirety and substituting therefor the following:

               Within ninety (90) days after the third anniversary of the Closing, Buyer will pay to the Former ICH Members an amount equal to eighteen and thirty-five one-hundredths percent (18.35%) (twenty percent (20%) in the event of a full or partial termination of the Warrant issued by Buyer to Murray I. Firestone, Ph.D. dated July 7, 1995 in connection with the acquisition by Buyer of certain assets of Supportive Counseling Care, a Professional Corporation (the "Warrant"), prior to its exercise pursuant to Paragraphs 1.3(a) or 1.3(b) thereof occurring prior to the third anniversary of the Closing) of the appraised fair market value of the Operations ("Additional Consideration") as of the third anniversary of the Closing as determined by the investment banking firm (the "Investment Banking Firm") selected by the parties as provided in subparagraph 3(d) herein.

               (b) Subparagraph 3(a) of the Agreement is hereby further amended by deleting the sixth sentence thereof in its entirety and substituting therefor the following:

               There shall be no discount to such value (i) due to minority interest, (ii) due to lack of liquidity, (iii) by reason of the fact that some services are being provided to the Operations by Buyer or its affiliates, or (iv) by reason of the dilution resulting from the Warrant or Buyer's obligations pursuant to that certain Repurchase Agreement by and between Buyer and Dr. Firestone dated July 7, 1995, as the same may be amended by Buyer and Dr. Firestone to clarify the definition of the term "Fair Market Value" as set forth therein (the "Repurchase Agreement").

               (c) Subparagraph 3(h) of the Agreement is hereby amended by deleting the second, third, fourth, fifth and sixth sentences thereof in their entirety and substituting therefor the following:

               In the event that the Disposition is consummated on or before the second anniversary of the Closing, but after the first anniversary of the Closing then, in lieu of the Additional Consideration provided in subparagraph 3(a), Buyer shall pay to the Former ICH Members an amount prorated between twenty seven and fifty-two one-hundredths percent (27.52%) and twenty two and ninety-four one-hundredths percent (22.94%) of the Consideration as a result of the Disposition, prorated based upon the date of the closing of the Disposition; PROVIDED, HOWEVER, that in the event of a Warrant Termination Event (as hereinafter defined), such amount shall be thereafter reprorated between thirty percent (30%) and twenty-five percent (25%) of the Consideration as a result of the Disposition, prorated based upon the date of the closing of the Disposition. In the event that the Disposition is consummated after the second anniversary of the Closing, but before the third anniversary of the Closing, then in lieu of the Additional Consideration provided in subparagraph 3(a), Buyer shall pay to the Former ICH Members an amount prorated between twenty-two and ninety-four one-hundredths percent (22.94%) and eighteen and thirty-five one-hundredths percent (18.35%) of the Consideration as a result of the Disposition, prorated based upon the date of closing of the Disposition; PROVIDED, HOWEVER, that in the event of Warrant Termination Event, such amount shall be thereafter reprorated between twenty-five percent (25%) and twenty percent (20%) of the Consideration as a result of the Disposition, prorated based upon the date of the closing of the Disposition. As used herein, a "Warrant Termination Event" shall mean (i) the failure of the holder thereof to exercise the Warrant during the initial or extended terms of the Warrant as provided therein and the failure of the holder thereof to exercise the right to sell holder's rights, title and interest in the Warrant to Buyer pursuant to the Repurchase Agreement as provided therein or (ii) the full or partial termination of the Warrant prior to its exercise in accordance with the terms of Paragraphs 1.3(a) or 1.3(b) thereof. The amount to be paid pursuant to this subparagraph 3(h) shall be due and payable within ten (10) business days after the closing of the Disposition; PROVIDED, HOWEVER, that any additional amount to be paid pursuant to this subparagraph 3(h) due to a reproration as a result of a Warrant

               Termination Event shall be due and payable within ten (10) business days after the later to occur of the closing of the Disposition or the Warrant Termination Event. The applicable provisions contained in subparagraph 3(b) above shall apply except that if the Former ICH Members elect to receive the above payments in the form of MHM Stock the price per share of said MHM Stock shall be equal to the average of the closing bid prices of the common stock of Buyer on the exchange on which said common stock is then listed on the twenty (20) trading days immediately preceding the date of the closing of the Disposition. Notwithstanding the foregoing, the election made by the former ICH Members in accordance with subparagraph 3(b) to receive cash or MHM Stock with respect to any initial amount due and payable hereunder in connection with a Disposition shall be binding upon the Former ICH Members with respect to the form of consideration to be paid as to any amount due and payable hereunder due to a reproration as a result of a Warrant Termination Event occurring after a Disposition. Further, Buyer shall be under no obligation to register any shares of MHM Stock issued to the Former ICH Members in connection with any such reproration, except in accordance with the terms and conditions of the incidental registration rights set forth on EXHIBIT C attached hereto and made a part hereof.

               (d) A new subparagraph 3(i) is added to the Agreement as follows:

                         (i) In the event Warrant Termination Event occurs subsequent to the payment of any Additional Consideration by Buyer to the Former ICH Members pursuant to subparagraph
               3(a), the Additional Consideration payable by Buyer to the
               Former ICH Members pursuant to subparagraph 3(a), if any,
               shall be readjusted to an amount equal to twenty percent
               (20%) of the appraised fair market value of the Operations as of the third anniversary of the Closing as determined by the Investment Banking Firm selected by the parties as
               provided in subparagraph 3(d) herein.  Any additional amount to be paid by Buyer to the Former ICH Members pursuant to
               this subparagraph 3(i) shall be due and payable within ten
               (10)
               business days after the Warrant Termination Event. The election made by the Form ICH Members in accordance with subparagraph 3(b) to receive cash or MHM Stock with respect to any initial payment of Additional Consideration under subparagraph 3(a) shall be binding upon the Former ICH Members with respect to the form of consideration to be paid as to any additional amount due and payable hereunder. Further, Buyer shall be under no obligation to register any shares of MHM Stock issued to the Former ICH Members pursuant to this subparagraph 3(i), except in accordance with the terms and conditions of the incidental registration rights set forth on EXHIBIT C attached hereto and made a part hereof.

               (e) A new subparagraph 3(j) is added to the Agreement as follows:

                         (j) Each of the Former ICH Members individually represent to Buyer that he or it will acquire the MHM Stock under subparagraphs 3(a), 3(h) and/or 3(i) for investment, without any view to the resale or other distribution thereof. Accordingly, Buyer has not registered such MHM Stock for sale to the public pursuant to the Securities Act but Buyer has agreed so to register the MHM Stock in accordance with the terms of subparagraphs 3(b), 3(h) and 3(i) hereof. Each of the Former ICH Members agrees that such MHM Stock may only be transferred in compliance with the registration requirements of the Securities Act and applicable state securities laws or pursuant to an exemption from such registration requirements. The Former ICH Members acknowledge that the certificates for such MHM Stock will bear a legend on the face thereof substantially as follows:

                    "The shares represented by this certificate have been
               acquired for investment and have not been registered under the Securities Act of 1933 or under applicable state securities laws. The shares may not be sold except pursuant to an exemption therefrom, the availability of which must be established to the satisfaction of the Buyer."

          2. Each of the Former ICH Members represent and warrant that they are "assignees" of ICH within the meaning of the Agreement and, therefore, are entitled to receive any payment of Additional Consideration or following a Disposition to be made to the Company under the Agreement.

          3. CONTINUATION OF AGREEMENT. The Agreement as amended hereby shall continue in full force and effect.

          4. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Amendment as of the date first above written.

                                             MENTAL HEALTH MANAGEMENT, INC.


                                             By:
                                                ---------------------------
                                                  Michael S. Pinkert
                                                  President


                                             FORMER ICH MEMBERS:

                                             POINT VENTURE PARTNERS, L.P.


                                             By: /s/ Kent L. Engelmeier
                                                 -------------------------
                                             Name: Kent L. Engelmeier
                                                   -----------------------
                                             Title: General Partner
                                                    ----------------------

                                             POINT VENTURE PENNSYLVANIA,
                                               L.P.


                                             By:  /s/ Kent L. Engelmeier
                                                 -------------------------
                                             Name: Kent L. Engelmeier
                                                   -----------------------
                                             Title: General Partner
                                                    ----------------------

                                             VENTURE FIRST II, L.P.


                                             By: /s/ J.D. Mullins
                                             Name:
                                                   ----------------------
                                             Title:
                                                   ----------------------

                                             CANADIAN IMPERIAL BANK
                                               OF COMMERCE TRUST COMPANY
                                               (BAHAMAS) LIMITED, TRUSTEE


                                             By: /s/ Carlos E. Chisholm /s/
                                                  Linda W. Williams
                                                 -------------------------
                                             Name: Carlos E. Chisholm and
                                                   Linda W. Williams
                                                   -----------------------
                                             Title: Manager, Trust
                                                    Department and Trust
                                                    Officer
                                                    ----------------------

                                             WALNUT CAPITAL CORP.

                                             By: /s/ Joel S. Kanter
                                                 -------------------------
                                             Name: Joel S. Kanter
                                                   -----------------------
                                             Title: President
                                                    ----------------------


                                             WINDY CITY, INC.


                                             By: /s/ Joel S. Kanter
                                                 -------------------------
                                             Name: Joel S. Kanter
                                                   -----------------------
                                             Title: President
                                                    ----------------------

                                             -----------------------------
                                             H. Charles Mohler, DDS



                                             /s/ David C. Winters
                                             -----------------------------
                                             David C. Winters



                                             /s/ James D. Strausburg
                                             -----------------------------
                                             James D. Strausburg



                                             /s/ Thomas C. Newbill, Jr.
                                             -----------------------------
                                             Thomas C. Newbill, Jr.



                                             -----------------------------
                                             W. C. McGraw

                                                                      SCHEDULE A


                     FORMER MEMBERS OF ICH SERVICES, L.L.C.


Point Venture Partners, L.P.
Point Venture Pennsylvania, L.P.
Venture First II, L.P.
Canadian Imperial Bank of
  Commerce Trust Company (Bahamas)
  Limited, Trustee
Walnut Capital Corp.
Windy City, Inc.
H. Charles Mohler, DDS
David C. Winters
James D. Strausburg
Thomas C. Newbill, Jr.
W. C. McGraw

                                                                       EXHIBIT A



     THIS WARRANT AND THE SHARES OF COMMON STOCK (OR OTHER SECURITIES) ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.




                                PURCHASE WARRANT


                                    ISSUED BY


                        MHM EXTENDED CARE SERVICES, INC.


                                       TO


                           MURRAY I. FIRESTONE, PH.D.















     DATED:  JULY 7, 1995

THIS WARRANT AND THE SHARES OF COMMON STOCK (OR OTHER SECURITIES) ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

                                PURCHASE WARRANT
              FOR THE PURCHASE OF 9,000* SHARES OF COMMON STOCK OF
                        MHM EXTENDED CARE SERVICES, INC.
                              EXPIRES JULY 7, 1998


                               W I T N E S S E T H


     WHEREAS, MHM EXTENDED CARE SERVICES, INC., a corporation organized and existing pursuant to the laws of the State of Delaware, with its principal offices located at 990 Hammond Drive, Suite 310, Atlanta, GA 30328 ("Issuer") has entered into an employment agreement dated July 7, 1995 (the "Employment Agreement") with Murray I. Firestone ("Holder"); and

     WHEREAS, Issuer and Holder have agreed that in connection with the Employment Agreement, a portion of the compensation of the Holder for his services under the Employment Agreement will be in the form of a Warrant, which Warrant will grant the right to Holder to purchase and acquire an equity interest in Issuer in the form of shares of common stock, par value $.01 per share, ("Common Stock") of the Issuer, on the terms and conditions hereinafter set forth; and

     WHEREAS, the aggregate number of shares of Common Stock the Issuer is presently authorized to issue is 1,000,000, and there are presently 100,000 shares outstanding; and

---------------

*    Subject to adjustment and termination as more fully described hereinafter.

     WHEREAS, Issuer is duly authorized to issue to Holder this Warrant, which Warrant shall, upon the occurrence of a Trigger Event (as hereinafter defined), entitle, until exercise or prior expiration or termination, the Holder by exercise thereof to purchase that number of shares of Common Stock more fully described herein at a certain price (the "Exercise Price") as hereinafter set forth, subject to adjustment as hereinafter provided, until July 7, 1998 (the "Expiration Date") unless extended or earlier terminated pursuant to the terms hereinafter set forth; and

     WHEREAS, Issuer and Holder have agreed to provide herein for the terms, conditions and provisions respecting this Warrant, the terms upon which the Warrant shall be issued and exercised, and the respective rights and limitations of rights of the Issuer and of Holder concerning the same; and

     WHEREAS, Issuer and Holder have agreed that this Warrant, upon execution by the Issuer shall be, and shall remain until its exercise or its prior expiration, the valid, binding and legal obligation of Issuer.

     NOW, THEREFORE, in consideration of the terms and conditions set forth herein and in the Purchase Agreement pursuant to which this Warrant is issued, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Issuer hereby agrees as follows:

     1.1  THE WARRANT.

          This Warrant evidences the right of the Holder hereof, for a period of thirty (30) days following the occurrence of a Trigger Event as set forth in
Section 1.2 herein, to purchase 9,000 shares of Common Stock (the "Shares") on the date of exercise (an "Exercise"), subject to adjustment from time to time, pursuant to the provisions of paragraph 3 hereof, and subject to termination as provided herein. Such thirty (30) day period shall not be reduced in the event the Expiration Date is within said period.

     1.2  TRIGGER EVENTS.

          (a)  This Warrant shall only be exercisable for a period of thirty
(30) days following the occurrence of one of the following events ("Trigger Events");

               (i) the initial public offering by the Issuer of shares of Common Stock; or

               (ii) the disposition of the shares of Common Stock of the Issuer by Mental Health Management, Inc., the present sole stockholder of the Issuer, ("MHM") in a public offering, distribution to its stockholders or sale or transfer for value to an unaffiliated thirty party;

               (iii) the sale by the Issuer of all or substantially all of its assets to an unaffiliated third party.

          (b) In the event of a Trigger Event, a notice thereof shall be sent by the Issuer to the Holder, at least thirty (30) days before the effective date of the Trigger Event (which date shall be specified in such notice). Such notice shall also specify the date on which the right to Exercise the Warrant shall expire, as provided in Section 1.1 of this Warrant.

     1.3  TERMINATION AND PARTIAL TERMINATION.

          (a) In the event the Holder's employment with the Issuer is terminated for cause by the Issuer at any time during the term of this Warrant, then this Warrant and all rights contained herein, shall immediately terminate.

          (b) In the event the Holder's employment with the Issuer ceases at any time prior to the first anniversary of the date of this Warrant because Holder voluntarily ceases employment with the Issuer, then, thereafter, this Warrant shall only entitle the Holder to purchase one-third (1/3) of the Shares, and all rights contained herein which relate to the Shares shall thereafter relate to only one-third (1/3) of the Shares.

          (c) In the event the Holder's employment with the Issuer ceases at any time following the first anniversary of the date of this Warrant but prior to the second (2nd) anniversary of the date of this Warrant because Holder voluntarily ceases employment with the Issuer, then, thereafter, this Warrant shall only entitle the Holder to purchase two-thirds (2/3) of the Shares, and all rights contained herein which relate to the Shares shall thereafter relate to only two-thirds (2/3) of the Shares.

     2.   EXERCISABILITY.

          Upon the occurrence of a Trigger Event, Holder shall be entitled to purchase the Shares and to receive a certificate or certificates for the Shares so purchased, upon presentation and surrender to the Issuer, with a form of subscription duly executed, and accompanied by payment of the Exercise Price, either in cash or by certified or bank cashier's check payable to the order of the Issuer, or by wired funds pursuant to the directions of Issuer. Such issuance shall be under and subject to the terms and conditions set forth in this Warrant.

     2.1 Issuer consents and agrees that the Shares to be delivered upon exercise of this Warrant will, upon delivery, by free from all taxes, liens, and charges with respect to the purchase thereof hereunder.

     2.2 This Warrant may be exercised at any time permitted by Sections 1.1 and 1.2, subject to termination and partial termination as set forth in Section 1.3, except that if notice has been given as provided in Section 5 of this Warrant in connection with the liquidation, dissolution, or winding up of Issuer, the right to Exercise shall expire at the close of business on the third full business day before the date specified in such notice.

     2.3 This Warrant shall entitle Holder, upon the occurrence of a Trigger Event as set forth in Sections 1.1 and 1.2, to purchase the number of Shares stated herein at the Exercise Price of $1.00 per Share, subject to adjustment as set forth in this Warrant and subject to the provisions of Section 1.3 of this Warrant. The Exercise Price represents the net book value per share of the Shares, as reflected on its financial statements as of March 31, 1995. The parties hereto acknowledge that such amount shall be the Exercise Price notwithstanding any change in the net book value per share of the Issuer which may have occurred from March 31, 1995 to the date of this Warrant. For the purposes of this Warrant, the net book value per share of the Issuer shall be determined by reference to the balance sheet for the Issuer's most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles applied in a manner consistent with the Issuer's prior practices, and shall be deemed to be equal to the difference between the total assets and total liabilities of the Issuer as reflected on such balance sheet. The determination of the net book value per share of the Issuer shall be made by the Issuer, and shall not be subject to contest.

     2.4 This Warrant shall be exercised by surrendering it, together with a subscription in the form annexed as Exhibit A hereto, duly executed, accompanied by the tender of funds for the Exercise Price. The Warrant may surrendered at the office of the Company, to the attention of the Secretary of the Company. As soon as practicable after the Warrant has been so exercised, Issuer shall issue and deliver to, the order of Holder, or in such name or names as may otherwise be directed by Holder, a certificate or certificates for the number of full Shares to which Holder is entitled. All Warrants surrendered shall be cancelled by Issuer.

     2.5 The Issuer shall not be required to issue fractional shares upon Exercise of this Warrant, but in lieu thereof shall issue, in addition to Shares, a cash payment representing any fractional Share which might otherwise be issuable except for this provision. The amount of the cash payment hereunder shall be determined by the Issuer by multiplying the amount of such fractional Share by the difference between the net book value per share of the Issuer (as determined pursuant to Section 2.3 of this Warrant and the Exercise Price then in effect.

     2.6 All Shares issued upon the exercise of this Warrant, or any replacement or substitution therefor, shall at all times be validly issued and outstanding.

     2.7 (a) This Warrant shall expire and no longer be exercisable after 5:00 p.m. on the Expiration Date, unless extended or earlier terminated pursuant to the terms set forth in this Warrant.

          (b) In the event the Holder's employment with the Issuer is continued after the initial term of the Employment Agreement, the term of this Warrant shall be deemed to be extended for the duration of such continued employment; provided, however, that no such extension shall extend the term of this Warrant beyond an aggregate term, including the initial three-year term, of five (5) years from the date of this Warrant.

     3.   ADJUSTMENTS, DIVIDENDS, ETC.

          The number of Shares for which this Warrant is exercisable, and the price at which such Shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 3. The Issuer shall give Holder notice of any event described below which requires an adjustment pursuant to this Section 3 in accordance with Section 9(b).

     3.1 STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. If at any time the Issuer shall:

          (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock;

          (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock; or

          (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock; then (i) the number of Shares for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Exercise Price shall be recalculated after giving effect to the adjustment in the number of shares of Common Stock for which this Warrant is exercisable pursuant to clause (i) above so that the aggregate Exercise Price for the purchase of all of the Shares for which this Warrant is exercisable is the same immediately before and after the happening of such event.

     A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of Section 3.8 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of this Section 3.1.

     3.2  ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK.

          (a) If at any time the Issuer shall issue or sell any additional shares of Common Stock in exchange for consideration in an amount per additional share of Common Stock less than the net book value per share of the Issuer (as determined pursuant to Section 2.3), then (i) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the number of shares of Common Stock which is equal to nine (9%) percent of the outstanding shares of Common Stock immediately after the issuance or sale of such additional shares; and (ii) the Exercise Price shall be recalculated after giving effect to the adjustment in the number of shares of Common Stock for which this Warrant is exercisable pursuant to clause (i) above so that the aggregate Exercise Price for the purchase of all of the Shares for which this Warrant is exercisable is the same immediately before and after the happening of such event.

          (b) The provisions of this Section 3.2 shall not apply to any issuance of additional shares of Common Stock for which an adjustment is provided under Section 3.1. No adjustment of the number of Shares for which this Warrant shall be exercisable shall be made under this Section 3.2 upon the issuance of any additional shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such convertible securities (or upon the issuance of any warrant or other rights therefor) pursuant to Section
3.3 or Section 3.4.


     3.3 ISSUANCE OF WARRANTS OR OTHER RIGHTS. If at any time the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any additional shares of Common Stock or any convertible securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such convertible securities shall be less than the net book value per share of the Issuer (as determined pursuant to the provisions of Section 2.3 of this Warrant), then the number of Shares for which this Warrant is exercisable and the Exercise Price shall be adjusted as provided in Section 3.2 on the basis that the maximum number of additional shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such convertible securities shall be deemed to have been issued and outstanding and the Issuer shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such warrants or other rights. No further adjustments of the number of Shares for which this Warrant is exercisable or the Exercise Price shall be made upon the actual issue of such Common Stock or of such convertible securities upon exercise of such warrants or other rights or upon the actual issue of such Common Stock upon such conversion or exchange of such convertible securities.

     3.4 ISSUANCE OF CONVERTIBLE SECURITIES. If at any time the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Issuer is the surviving corporation) issue or sell, any convertible securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the net book value per share of the Issuer (as determined pursuant to the provisions of Section 2.3 of this Warrant), then the number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price shall be adjusted as provided in Section 3.2 on the basis that the maximum number of additional shares of Common Stock necessary to effect the conversion or exchange of all such convertible securities shall be deemed to have been issued and outstanding and the Issuer shall have received all of the consideration payable therefor, if any, as of the date of actual issuance of such convertible securities. No further adjustment of the number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price shall be made under this Section 3.4 upon the issuance of any convertible securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 3.3. No further adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such convertible securities.

     3.5 SUPERSEDING ADJUSTMENT. If, at any time after any adjustment of the number of Shares for which this Warrant is exercisable and the Exercise Price shall have been made pursuant to Section 3.3 or Section 3.4 as the result of any issuance of warrants, other rights or convertible securities.

          (a) such warrants or other rights, or the right of conversion or exchange in such other convertible securities, shall expire, and all or a portion of such other convertible securities, as the case may be, shall not have been exercised; or

          (b) the consideration per share for which shares of Common Stock are issuable pursuant to such warrants or other rights, or the terms of such other convertible securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event, then as to this Warrant such previous adjustment shall be rescinded and annulled and the additional shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such warrants, other rights or options or other convertible securities on the basis of treating the number of additional shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or other rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and treating any such warrants or other rights or any such other convertible securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of Common Stock or other property are issuable under such warrants or other rights or other convertible securities; whereupon a new adjustment of the number of Shares for which this Warrant is exercisable and the Exercise Price shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

     3.6 OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION.    The
Following provisions shall be applicable to the making of adjustments of the number of Shares for which this

Warrant is exercisable and the Exercise Price provided for in this Section 3.

          (a) COMPUTATION OF CONSIDERATION. To the extent that any additional shares of Common Stock or any convertible securities or any warrants or other rights to subscribe for or purchase any additional shares of Common Stock or any convertible securities shall be issued for cash consideration, the consideration received by the Company therefor shall be the amount of the cash received by the Issuer therefor, or, if such additional shares of Common Stock or convertible securities are offered by the Issuer for subscription, the subscription price, or, if such additional shares of Common Stock or convertible securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and deducting any compensation, discounts or expenses paid or incurred by Issuer for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined by the Board of Directors of the Issuer. In any case any additional shares of Common Stock or any convertible securities or any warrants or other rights to subscribe for or purchase such additional shares of Common Stock or convertible securities shall be issued in connection with any merger in which the Issuer issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined by the Board of Directors of the Issuer, of such portion of the assets and business of the nonsurviving corporation as such Board shall determine to be attributable to such additional shares of Common Stock, convertible securities, warrants or other rights, as the case may be. The consideration for any additional shares of Common Stock issuable pursuant to any convertible securities, warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Issuer for issuing such convertible securities, warrants or other rights plus the additional consideration, if any, payable to the Issuer upon exercise, conversion or exchange of such convertible securities, warrants or other rights. In case of the issuance of any additional shares of Common Stock or convertible securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Issuer shall be deemed to have received for such additional shares of Common Stock or convertible securities a consideration equal to the amount of such dividend so paid or satisfied.

          (b) WHEN ADJUSTMENTS MADE. The adjustments required by this Section 3 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of Shares for which this Warrant is exercisable or the Exercise Price that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of Common Stock, as provided for in Section 3.1) up to, but not beyond the date of exercise of this Warrant is such adjustment either by itself or together with other adjustments not previously made adds or subtracts less than one (1%) percent of the Shares for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than the minimum amount (except as aforesaid) which is postponed shall be carried forward and made upon the earlier of: (i) as soon as such adjustment, together with other adjustments required by this Section 3 and not previously made, would result in a minimum adjustment, or (ii) on the date of exercise. For the purposes of any adjustment, any specified event shall be deemed to have occurred at the close of business in the date of its occurrence.

          (c)  FRACTIONAL INTERESTS.  In computing adjustments under this
Section 3, fractional interests in Common Stock shall be taken into account to the nearest 10th of a share.


          (d) WHEN ADJUSTMENT NOT REQUIRED. If the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

          (e) ESCROW OF WARRANT STOCK. If after any property becomes distributable pursuant to this Section 3 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and Holder exercises this Warrant (or any part thereof), any Shares issuable upon exercise by reason of adjustment shall be deemed to be the last Shares for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held by the Issuer in escrow for Holder to be issued to Holder upon and to the extent that the event actually takes place, upon payment of the Exercise Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by the Issuer and escrowed property return to the Issuer.

          (f) EMPLOYEE BENEFITS. Notwithstanding anything to the contrary contained in this Section 3, there shall be no adjustment in the Exercise Price or the number of Shares for which this Warrant is exercisable upon the issuance of shares of Common Stock or options or warrants or other rights for the purchase of Common Stock issued, sold or granted on or after the date hereof by the Issuer to its officers, employees or directors pursuant to a bona fide employee stock purchase, option or similar benefit plans or other arrangements approved by the Board of Directors of the Issuer.

     3.7 REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS. In case the Issuer shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Issuer is not the surviving corporation or where there is a change or distribution with respect to the Common Stock of the Issuer), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of Common Stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Issuer, then Holder shall have the right thereinafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Issuer (if it is the surviving corporation) and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock of the Issuer for which this Warrant is exercisable immediately prior to such event. For purposes of this Section 3.7, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets on liquidation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 3.7 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

     3.8 NO ADJUSTMENT FOR CERTAIN OTHER DISTRIBUTIONS. If at any time the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of cash, any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, convertible securities or additional shares of Common Stock), or any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, convertible securities or additional shares of Common Stock); then Holder shall not be entitled to receive in respect of this Warrant any amount in respect of such dividend or distribution.

     3.9 OTHER ACTIONS REQUIRING ADJUSTMENT. If at any time during the term of this Warrant, Issuer shall take any action (other than set forth in Section 3.8 hereof) similar in nature or effect to the transactions described in Sections 3.1, 3.2, 3.3, 3.4 or 3.7; provided, however, that this Section 3.9 shall not be construed to expand the provisions of such Sections 3.1, 3.2, 3.3,

3.4 or 3.7, then the Issuer shall make appropriate adjustment such that (i) the number of Shares for which this Warrant is exercisable immediately after the occurrence of such event shall equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Exercise Price shall be recalculated after giving effect to the adjustment in the number of shares of Common Stock for which this Warrant is exercisable pursuant to clause (i) above so that the aggregate Exercise Price for the purchase of all of the Shares for which this Warrant is exercisable is the same immediately before and after the happening of such event.

     4.   DIVIDENDS AND INTEREST.

          Holder shall not, upon any exercise of this Warrant, be entitled to any dividends that may have accrued with respect to Shares, or to any interest that may have accrued upon any evidence of indebtedness, prior to the date of its Exercise.

     5.   LIQUIDATION, DISSOLUTION, WINDING UP.

          In the event of the liquidation, dissolution, or winding up of the Issuer, a notice thereof shall be sent by the Issuer to the Holder, at least thirty (30) days before the record date (which date shall be specified in such notice) for determining holders of Shares entitled to receive any distribution upon such liquidation, dissolution or winding up. Such notice shall also specify the date on which the right to Exercise the Warrant shall expire, as provided in Section 2.2 of this Warrant.

     6.   NO REGISTRATION OF WARRANT AND SHARES.

          (a) Neither this Warrant nor the Shares issuable upon the Exercise thereof are being registered with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (the "Act"). This Warrant, and any replacement or substitution therefor, shall bear on the face thereof a legend substantially similar to the notice endorsed on the first page of this Warrant. Each certificate for shares of Common Stock (or other securities) issued pursuant to the exercise of this Warrant shall bear on the face thereof a legend substantially as follows:

     THE SHARES OF COMMON STOCK (OR OTHER SECURITIES) ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

          (b) In connection with this Warrant, the Issuer has granted to the Holder certain incidental registration rights the terms and conditions of which are set forth in Exhibit B attached hereto and made a part hereof.

     7.   NO RIGHTS AS SECURITYHOLDER CONFERRED.

          This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder or other securityholder of Issuer, or to any other rights whatsoever except the rights herein expressed and set forth, and no dividends shall be payable or accrue with respect of this Warrant or the interest represented hereby or the Shares purchasable hereunder, until or unless, and except to the extent that, this Warrant shall have been Exercised. In addition, the Issuer shall have sole discretion with respect to all matters involving the business, operations and financial condition of the Issuer, including without limitation, matters relating to equity or debt financing, dispositions of assets or property or security interests therein, transactions or arrangements with MHM and other affiliates, declarations and payments of dividends and distributions on Issuer's capital stock and acquisitions of assets or property, or any reorganization, reclassification, merger, consolidation, business combination or other corporate transaction whether extraordinary or ordinary, and shall not be limited in any respect whatsoever by any provision of this Warrant or any rights of the Holder.

     8.   NON-TRANSFERABILITY.

          This Purchase Warrant is not transferable at any time.


     9.   MISCELLANEOUS PROVISIONS.

          (a) The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of Delaware.

          (b) Each notice which is or may be required to be given in connection with this Warrant shall be in writing, and given by telex, telegram, telecopy, personal delivery, receipted delivery service, or by certified mail, return receipt requested, prepaid and properly addressed as shown below. Notices shall be effective on the date sent via telex, telegram or telecopy, the date delivered personally or by receipted delivery service, or three (3) days after the date mailed:

          If to Issuer:       MHM Extended Care Services, Inc.
                              990 Hammond Drive, Suite 310
                              Atlanta, GA  30328

          With a copy to:     Alan S. Einhorn, Esq.
                              General Counsel
                              Mental Health Management, Inc.
                              7601 Lewinsville Road, Suite 200
                              McLean, VA  22102

          If to Holder:       Murray I. Firestone, Ph.D.

                              --------------------------

                              --------------------------

          (c) This Warrant contains the entire agreement of the parties with respect to the subject matter hereof. It may not be changed orally, but only by an agreement in writing executed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

          (d) The section headings contained in this Warrant are for convenience only and in no manner shall be construed as part of this Agreement.

          IN WITNESS WHEREOF, Issuer has caused this Purchase Warrant to be executed by its duly authorized officers, and its corporate seal hereunto affixed.

Corporate Seal                MHM EXTENDED CARE SERVICES, INC.


                              By:
                                   -----------------------
                                   Michael S. Pinkert,
                                   President

                          Attest:
                                   -----------------------
                                   Alan S. Einhorn
                                   Assistant Secretary

                         EXHIBIT A TO PURCHASE WARRANT

                                SUBSCRIPTION FORM

                 [TO BE EXECUTED ONLY UPON EXERCISE OF WARRANT]



     The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of _____ shares of Common Stock of MHM Extended Care Services, Inc., and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _________________ whose address is__________________________________________.


                              -------------------------------
                              (Name of Registered Owner)



                              -------------------------------
                              (Signature of Registered Owner)



                              -------------------------------
                              (Street Address)



                              -------------------------------
                              (City)    (State)   (Zip Code)


NOTICE: The signature on this subscription must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

                          EXHIBIT B TO PURCHASE WARRANT



                             TERMS AND CONDITIONS OF
                         INCIDENTAL REGISTRATION RIGHTS


          1.   CERTAIN DEFINITIONS.

          As used in this Agreement, the following terms shall have the following respective meanings:


          "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission issued under that Act, as they each may, from time to time, be in effect.

          "Person" means an individual, a corporation, a partnership, a trust, an unincorporated organization, or a government or any department, agency or political subdivision thereof.

          "Incidental Registration Statement" means a registration statement (other than on Form S-8 (unless the Registrable Shares may be registered thereunder), Form S-4, or any successor forms thereto, or on any other forms for use solely in connection with mergers or other combinations or issuances of securities to employees) filed by the Company with the Commission for a public offering and sale of common stock of the Company, whether on behalf of the Company or any stockholder.

          "Registration Expenses" means the expenses described in paragraph 6 of this Agreement.

          "Registrable Shares" means (i) shares of Stock issued to Firestone pursuant to the Warrant and (ii) any other shares of Stock issued in respect of such stock (because of stock splits, stock dividends, reclassifications, recapitalizations, mergers, consolidations, or similar events); provided, however, that any shares of Stock previously sold by Firestone pursuant to a registered public offering, Sections 4(l) or 4(2) or Rule 144 under the Securities Act shall cease to be Registrable Shares.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under that Act, as they each may, from time to time, be in effect.

          2.   INCIDENTAL REGISTRATION RIGHT.

               (a) Whenever the Company proposes to file a Registration Statement at any time or from time to time after the date hereof, it will, prior to such filing, give written notice to Firestone of its intention to do so (which notice shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws), and upon the written request of Firestone, given within 20 days after receipt of any such notice (which request shall state the intended methods of distribution of Registrable Shares by Firestone), the Company will include in such registration (and any related qualification under Blue Sky or other compliance filings) all Registrable

Shares which the Company has been requested by Firestone to register, to the extent necessary to permit the sale or other disposition in accordance with the intended methods of distribution specified in the request of Firestone. The Company shall only be obligated to include such Registrable Shares in such registration statement if Stockholder has indicated an intention to dispose of at least five hundred thousand ($500,000) dollars in value of such shares.

               (b) If the offering to which the proposed registration under this paragraph 2 relates is to be distributed by or through an underwriter or underwriters, Firestone, if requested by such underwriters, shall agree to sell those Registrable Shares which are subject to the Incidental Registration Statement to or through such underwriters at the same price and on the same terms to be paid to the Company; provided, however, that if in the written opinion of the underwriter or managing underwriter the registration of all or part of the Registrable Shares which Firestone has requested to be included would materially and adversely affect such public offering, then and in that event the Company shall be required to register only that number of Registrable Shares, if any, which the underwriter or managing underwriter believes may be sold without causing such adverse effect. If Firestone proposes to distribute its Stock through such underwriting, Optionee shall enter into an underwriting agreement with the underwriter or underwriters selected for underwriting by the Company.

          3.   OPINION.

          As a condition to including the Registrable Shares of Firestone in any registration statement pursuant to paragraph 2 hereof, Firestone shall, if requested by the Company, present an opinion of independent counsel reasonably acceptable to the Company to the effect that no proposed public sale of the Registrable Shares requested to be registered by said Firestone may be made unless a registration statement under the Securities Act shall be in effect with respect to such Registrable Shares.

          4.   INDEMNIFICATION.

               (a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless Firestone against any losses, claims, damages or liabilities, joint or several, to which Firestone may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse Firestone for any legal or other out-of-pocket expenses reasonably incurred by Firestone in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable to Firestone in any such case if, and to the extent that, any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission made in the Registration Statement, preliminary prospectus or prospectus, or the amendment or supplement in reliance upon and in conformity with information furnished to the Company by or on behalf of Firestone in writing, for use in the preparation thereof.

               (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, Firestone will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, underwriter or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such loses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of Firestone for use in connection with the preparation of the Registration Statement or prospectus, or arise out of or are based upon any other violation by Firestone of any Federal or state securities law or rule or regulation thereunder and Firestone will reimburse the Company and each such director, officer, underwriter and controlling person for any legal or other out-of-pocket expenses reasonably incurred by the Company or any such director, officer, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action.

               (c) For purposes of administering the indemnification provisions of this paragraph 4, the following procedures shall apply:

                    (1) After receipt by an indemnified party under this paragraph 4 of any notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, notify the indemnifying party in writing of the commencement thereof.

                    (2) After notification is given as aforesaid, the indemnifying party shall be entitled to participate in such action and, at its sole discretion, to assume the defense thereof with counsel mutually satisfactory to the indemnified and indemnifying parties.

               (d) The indemnification obligations of Firestone pursuant to this paragraph 4 shall be limited to the aggregate offering price of securities being registered for sale by, or for the benefit of, Firestone, net of underwriting discounts or commissions attributable to the sale of such shares.

                                                                       EXHIBIT B


                              REPURCHASE AGREEMENT

          THIS AGREEMENT, made this 7th day of July, 1995, by and among MHM Extended Care Services, Inc., a Delaware corporation (the "Company") and Murray I. Firestone, Ph.D., an individual (the "Holder").

                              W I T N E S S E T H:

          WHEREAS, pursuant to a Warrant (the "Warrant") issued on even date herewith, the Company has issued certain rights to Holder to purchase shares of the Company's Common Stock; and

          WHEREAS, the Company and the Holder wish to make provision for the Holder to require the Company to purchase all of the Holder's rights, title and interest in the Warrant, all upon terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

          1. OWNERSHIP OF THE WARRANT. As of the date of the execution of this Agreement, the Holder is the legal and equitable owner of all of the rights and privileges of, and all of the responsibilities under, the Warrant.

          2. PURCHASE OF WARRANT AT THE OPTION OF HOLDER. If the Holder shall desire to sell all of the Holder's rights, title and interest in the Warrant upon the last day of the initial or extended term of the Warrant (the "Repurchase Date"), then the Holder shall send a notice (in the form set forth as Exhibit A, attached hereto) to the Company within ninety (90) days prior to the Repurchase Date, and, if it has received a properly completed notice, the Company shall, within thirty (30) days following the Repurchase Date, be obligated to repurchase from the Holder all of the Holder's rights, title and interest in the Warrant at such time, at a price equal to the Fair Market Value of the Warrant (as hereinafter defined) on the Repurchase Date. The purchase price shall be paid in cash within thirty (30) days after the Repurchase Date. For the purposes of this Agreement, the "Fair Market Value of this Warrant" shall mean an amount equal to (a) the Company's net revenues for its most recently completed fiscal year multiplied by one and then (b) multiplied by the number of shares of the Company's Common Stock which the Holder is then entitled to purchase under the terms of the Warrant. For the purposes of this Agreement, the net revenues of the Company shall be determined by reference to the Company's income statements, prepared in accordance with generally accepted accounting principles, applied in a manner consistent with the Company's prior practices. The right to require the Company to repurchase the Holder's interest in the Warrant may only be exercised within the time period set forth above. If this right is not exercised, it shall immediately expire.

          3.   INTENTIONALLY DELETED.

          4.   NOTICES.

               (a) Each notice, demand, request, consent, report, approval or communication ("Notice") under this Agreement shall be in writing and given by telex, telegram, telecopy, personal delivery or receipted delivery service or certified U.S. mail, return receipt requested, prepaid and properly addressed to the address of the party to be served as shown below. Notice shall be effective on the date it was sent via telex, telegram or telecopy, the date delivered personally or by receipted delivery service, or three (3) days after the date the Notice was mailed.

               (b) Each notice which is or may be required to be given in connection with this Warrant shall be in writing, and given by telex, telegram, telecopy, personal delivery or receipted delivery service or certified mail, return receipt requested, prepaid and properly addressed to the addressed as shown below. Notices shall be effective on the date sent via telex, telegram or telecopy, the date delivered personally or by receipted delivery service, or three (3) days after the date mailed:

          If to the Company:  MHM Extended Care Services, Inc.
                              990 Hammond Drive, Suite 310
                              Atlanta, GA 30328

          With a copy to:     Alan S. Einhorn, Esq.
                              General Counsel
                              Mental Health Management, Inc.
                              7601 Lewinsville Road, Suite 200
                              McLean, VA 22102

          If to Holder:       Murray I. Firestone, Ph.D.

                              ------------------------------

                              ------------------------------

               (c) Each party may designate by Notice to the others in writing, given in the foregoing manner, a new address to which any Notice may thereafter be so given, served or sent.

          5. CAPTIONS. The section headings contained in this Agreement are for convenience only and in no manner shall be construed as part of this Agreement.

          6. NON-TRANSFERABILITY. The rights granted to the Holder hereunder are personal and many not be transferred at any time.

          7. GOVERNING LAW. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Delaware.

          8. FURTHER ASSURANCES. The parties hereto agree to execute any and all other and further instruments and perform any and all acts which are or may become necessary to effectuate the terms of this Agreement.

          9. BINDING EFFECT; ASSIGNABILITY. This Agreement shall be binding upon and shall inure to the benefit of the parties, their respective heirs, personal representatives, successors and, to the extent permitted, assigns, but may not be assigned by any party without the prior written consent of the other party. Notwithstanding the foregoing, the Company shall have the right to assign all of its rights and obligations under this Agreement to a wholly-owned subsidiary of the Company.

          10. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties pertaining to the subject matter hereof, and there are no other prior or contemporaneous, written or oral agreements, understandings, undertakings, negotiations, promises, discussions, warranties or covenants not specifically referred to or contained herein or attached hereto. No supplement, modification, termination in whole or in part or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.
          11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but al of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the corporate party hereto has caused this Agreement to be executed by its respected duly authorized officers and has affixed its respected corporate seals, and the individual party has hereunto set his hand and seal, all on the day and year first above written.

Corporate Seal                MHM Extended Care Services, Inc.


                              By:
                                 -----------------------------
                                 Michael S. Pinkert, President

                              Attest:
                                      ------------------------
                                        Alan S. Einhorn
                                        Secretary

                              /s/ Murray I. Firestone      (SEAL)
-------------------------     -----------------------------
Witness                       Murray I. Firestone

                                                                       EXHIBIT C


                             TERMS AND CONDITIONS OF
                         INCIDENTAL REGISTRATION RIGHTS


          1.   CERTAIN DEFINITIONS.

          As used in herein, the following terms shall have the following respective meanings:

          "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

          "Company" means Mental Health Management, Inc., a corporation organized and existing under the laws of the State of Delaware.

          "Corporation" means ICH Services, Inc., L.L.C., a limited liability company formerly organized and existing under the laws of the State of Delaware.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission issued under that Act, as they each may, from time to time, be in effect.

          "Former ICH Members" means the former Members of the Corporation.

          "Person" means an individual, a corporation, a partnership, a trust, an unincorporated organization, or a government or any department, agency or political subdivision thereof.

          "Incidental Registration Statement" means a registration statement (other than on Form S-8 (unless the

Registrable Shares may be registered thereunder), Form S-4, or any successor forms thereto, or on any other forms for use solely in connection with mergers or other combinations or issuances of securities to employees) filed by the Company with the Commission for a public offering and sale of Common Stock of the Company, whether on behalf of the Company or any stockholder.

          "Registration Expenses" means the expenses described in paragraph 5 hereof.

          "Registrable Shares" means (i) share of Common Stock of the Company issued pursuant to paragraphs 3(h) (in respect of a payment of a reproration amount only) or 3(i) of that certain Agreement dated November 18, 1993 by and among the Company, the Corporation and the Members of the Corporation listed therein (the "Members"), as amended by Amendment No. 1 thereto dated as of October 12, 1995 and (ii) any other shares of Common Stock of the Company issued in respect of such Common Stock (because of stock splits, stock dividends, reclassification, recapitalizations, mergers, consolidations, or similar events); provided, however, that any such shares of Common Stock of the Company previously sold by any Former ICH Member or its transferee pursuant to a registered public offering, Section 4(1) or 4(2) or Rule 144 shall thereupon cease to be Registrable Shares.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statutes, and the rules and regulations of the Commission issued under that Act, as they each may, from time to time, be in effect.

          2.   INCIDENTAL REGISTRATION RIGHT.

               (a) Whenever the Company proposes to file a Registration Statement at any time or from time to time after the issuance to the Former ICH Members of any Registrable Shares, it will, prior to such filing, give written notice to the registered holders of the Registrable Shares (each, a "Holder," collectively, the "Holders") of its intention to do so (which notice shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws), and upon the written request of any Holder, given within 20 days after receipt of any such notice (which request shall state the intended methods of distribution of Registrable Shares by said Holders), the Company will include in such registration (and any related qualification under Blue Sky or other compliance filings) all Registrable Shares which the Company has been requested by said Holders to register, to the extent necessary to permit the sale or other disposition in accordance with the intended methods of distribution specified in the request of said Holders.

               (b) If the offering to which the proposed registration under this paragraph 2 relates is to be distributed by or through an underwriter or underwriters, the Holders, if requested by such underwriters, shall agree to sell those Registrable Shares which are subject to the Incidental Registration Statement to or through such underwriters at the same price and on the same terms to be paid to the Company; provided, however, that if in the written opinion of the managing underwriter the registration of all or part of the Registrable Shares which the Holders have requested to be included in addition to the shares being sold by the Company pursuant to such offering, would materially and adversely affect such public offering, then and in that even the Company shall be required to register only that number of Registrable Shares, if any, which the underwriter or managing underwriter reasonably believes may be sold without causing such adverse effect. If any Holder proposes to distribute their Common Stock of the Company through such underwriting, said Holder shall enter into an underwriting agreement with the underwriter or underwriters selected for underwriting by the Company containing such terms as are customary in such agreements; provided, however, said Holder shall not be required to indemnify the underwriters for any misstatement or omission contained in the Registration Statement except to the extent it relates to information requested of and furnished by said Holder.

          3.   AMENDMENTS.

          If the Company has delivered preliminary or final prospectuses to any Holder pursuant to paragraph 2 hereof, and after having done so the prospectus should be amended to comply with the requirements of the Securities Act, the Company shall promptly notify said Holders, and if requested, said Holders shall immediately cease making offers of Registrable Shares and return all prospectuses in their possession relating to such registration to the Company. The Company shall promptly amend its registration statement and provide said Holders with revised prospectuses, and following receipt of the revised prospectuses, said Holders shall be free to resume making offers of the Registrable Shares in accordance with the terms thereof.

          4.   OPINION.

          As a condition to including the Registrable Shares of any Holder in any registration statement pursuant to paragraph 2 hereof, said Holder shall, if requested by the Company, present an opinion of independent counsel reasonably acceptable to the Company to the effect that no proposed public sale of the Registrable Shares requested to be registered by said Holder may be made unless a registration statement under the Securities Act shall be in effect with respect to such Registrable Shares; provided, however, that no such opinion shall be required for any registration statement to become effective within two years after the issuance of the Registrable Shares.

          5.   ALLOCATION OF EXPENSES.

          "Registrable Shares" shall mean all expenses pertaining to the Registrable Shares incurred by the Company in complying with the terms hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and accountants for the Company, state Blue Sky fees and expenses, exchange listing fees and expenses and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions. All Registrable Expenses incurred as a result of any registration made pursuant to paragraph 2 hereof

(an "Incidental Registration Statement"), shall be borne by the Company.

          6.   INDEMNIFICATION.

               (a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to the Exhibit, the Company will indemnify and hold harmless any selling Holders against any losses, claim damages or liabilities, joint or several, to which said Holders may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act; (ii) any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto; or (iii) an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading; and the Company will reimburse each selling Holder for any legal or other out-of-pocket expenses reasonably incurred by selling Holders in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable to any selling Holder in any such case if, and to the extent that, any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission made in the Registration Statement, preliminary prospectus or prospectuses, or the amendment or supplement in reliance upon and in conformity with information furnished to the Company by or on behalf of said selling Holder in writing, for use in the preparation thereof.

               (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Exhibit, each selling Holder will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, underwriter or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar such losses, claims, damages or liabilities (or actions in respect thereto arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act; (ii) any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement; or (iii) an omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; with respect to each of the foregoing, if the statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of said Holder for use in connection with the preparation of the Registration Statement or prospectus, or arise out of or are based upon any other violation by the selling Holder of any Federal or state securities law or rule or regulation thereunder and the selling Holder will reimburse the Company and each such director, officer, underwriter and controlling person for any legal or other out-of-pocket expenses reasonably incurred by the Company or any such director, officer, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action.

               (c) For purposes of administering the indemnification provisions of this paragraph 4, the following procedures shall apply:

                      (i) After receipt by an indemnified party under this paragraph 4 of any notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, notify the identifying party in writing of the commencement thereof.

                     (ii) After notification is given as aforesaid, the indemnifying party shall be entitled to participate in such action and, at its sole discretion, to assume the defense thereof with counsel mutually satisfactory to the indemnified and indemnifying parties.

          7.   ASSIGNMENT.

          The incidental registration rights afforded hereunder shall inure to the benefit of and shall be binding upon the heirs, executors and personal representatives of and successors of each Holder and transferees of the Registrable Shares. The rights hereunder may be assigned to each Holder's transferees.